Exhibit 3.4

                                    A Novo SA
                              31, rue des Peupliers
                         F-92660 Boulogne cedex, France

                                                              December 13, 2001

A Novo Broadband, Inc.
3015 Greene Street
Hollywood, FL 33020

A Novo Americas LLC
1114 Avenue of the Americas
New York, NY 10036

Ladies and Gentlemen:

         Reference is made to that certain Bridge Loan Agreement dated as of August 29, 2001, by and among A Novo Americas LLC ("Parent"), A Novo Broadband, Inc. ("Borrower"), and A Novo SA ("Lender"). Unless otherwise provided herein, all capitalized terms used herein have the meanings assigned to them in the Bridge Loan Agreement.

         The Final Maturity Date of the bridge loan is extended to January 30, 2002.

         This letter further confirms that, pursuant to the Bridge Loan Agreement, from and after November 29, 2001, Lender has the right to cause Parent to convert the balance of the loan owed by Borrower to Parent pursuant to the Bridge Loan Agreement into common stock of Borrower. If Lender chooses to cause such conversion, Parent shall convert the loan and Borrower shall promptly issue to Parent shares of Borrower's common stock in accordance with Article VI of the Bridge Loan Agreement. Concurrently therewith, Lender shall contribute to the capital of Parent the entire amount owing on the loan made by Lender to Parent pursuant to the Bridge Loan Agreement.



                                        Very Truly Yours,


                                        A NOVO SA



                                        By:/s/ Henri Triebel
                                           --------------------------------
                                        Henri Triebel, Chairman of the Board

Agreed and Accepted:
A NOVO BROADBAND, INC.



By:/s/ Louis Brunel
   ---------------------------
Louis Brunel, President

A NOVO AMERICAS LLC



By:/s/ Louis Brunel
   ---------------------------
Louis Brunel, Executive Manager